AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998

                                               REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          COULTER PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                                     2834                               94-3219075
 (State or other jursidiction of            (Primary Standard Industrial               (I.R.S. Employer
 incorporation or organization)              Classification Code Number)             Identification Number)
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                            ------------------------

                        550 California Avenue, Suite 200
                        Palo Alto, California 94306-1440
                                 (650) 842-7500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                                Michael F. Bigham

                      President and Chief Executive Officer
                          Coulter Pharmaceutical, Inc.
                        550 California Avenue, Suite 200
                        Palo Alto, California 94306-1440
                                 (650) 842-7300
            (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:
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
  James C. Kitch, Esq.                     Alan  K. Austin, Esq.
  John A. Dado, Esq.                       Elizabeth R. Flint, Esq.
  Cooley Godward LLP                       Wilson Sonsini Goodrich & Rosati
  Five Palo Alto Square                    Professional Corporation
  3000 El  Camino Real                     650 Page Mill Road
  Palo Alto, California 94306              Palo Alto, California 94304
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                            ------------------------

                Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-58829

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

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

================================================================================================================================
Title of Securities       Amount to be       Proposed Maximum Offering    Proposed Maximum Aggregate     Amount of
To be registered          Registered (1)     Price Per Share              Offering Price                 Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $0.001 par value        460,000            $25.00                       $11,500,000                    $3,393
================================================================================================================================
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(1)  Includes 60,000 shares of Common Stock issuable upon exercise of the
     Underwriters' over-allotment option.

================================================================================

                                Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3. Incorporated by reference herein is, in its entirety, the Registration Statement on Form S-3 (File No. 333-58829) of Coulter Pharmaceutical, Inc., which was declared effective by the Securities and Exchange Commission on July 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the 30th day of July, 1998.

                                       COULTER PHARMACEUTICAL, INC.


                                       By: /s/ WILLIAM G. HARRIS
                                           -------------------------------------
                                           William G. Harris
                                           Vice President and Chief
                                           Financial Officer (Principal
                                           Financial Officer)

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

             Signature                                     Title                          Date
---------------------------------------    ------------------------------------    ----------------
    /s/ MICHAEL F. BIGHAM*                 President, Chief Executive Officer        July 30, 1998
  -------------------------------------    and Director (Principal Executive
        Michael F. Bigham                  Officer)

    /s/ WILLIAM G. HARRIS                  Vice President and Chief Financial        July 30, 1998
  -------------------------------------    Officer (Principal Financial and
        William G. Harris                  Accounting Officer)

    /s/ BRIAN G. ATWOOD*                   Director                                  July 30, 1998
  -------------------------------------
        Brian G. Atwood

    /s/ DONALD L. LUCAS*                   Director                                  July 30, 1998
  -------------------------------------
        Donald L. Lucas

   /s/ ROBERT MOMSEN*                      Director                                  July 30, 1998
  -------------------------------------
       Robert Momsen

   /s/ ARNOLD ORONSKY*                     Director                                  July 30, 1998
  -------------------------------------
       Arnold Oronsky

   /s/ SUE VAN*                            Director                                  July 30, 1998
  -------------------------------------
       Sue Van

   /s/ GEORGE  J. SELLA JR.*               Director                                  July 30, 1998
  -------------------------------------
       George J. Sella, Jr.

   /s/ JOSEPH R. COULTER, III*             Director                                  July 30, 1998
  -------------------------------------
       Joseph R. Coulter, III


     *By:  /s/ WILLIAM G. HARRIS
           ----------------------------
               William G. Harris
               Attorney-in-Fact

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



                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
-------     ---------------------------------------------------------------------
5.1         Opinion of Cooley Godward LLP.
23.1        Consent of Ernst & Young LLP.
23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
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